EXHIBIT 10.3


ACCOUNTS RECEIVABLE
 FINANCING SECURITY AGREEMENT
[SECURITY  AGREEMENT]

BETWEEN

ISRAEL DISCOUNT BANK OF NEW YORK
511 FIFTH AVENUE
NEW YORK, NY  10017

AND

JLM COUTURE, INC.
225 WEST 37TH STREET
           NEW YORK, NY 10018


Israel Discount Bank of New York
511 Fifth Avenue
New York, NY 10017

Gentlemen:

This Agreement states the terms and conditions upon which, effective as of the date of acceptance by you, we may obtain loans and other financial accommodations from you for our general corporate and business purposes upon the security referred to herein. We shall be, if two or more in number, jointly and severally bound hereunder.


Section 1. DEFINITIONS.

1.1. All terms used herein which are defined in Article 1 or
Article 9 of the Uniform Commercial Code ("UCC") shall have the meanings given therein, unless otherwise defined in this Agreement and all references to the plural herein shall also mean the singular.

1.2. "Accounts" shall mean all of our present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of our sale, lease or other disposition of goods or other property or rendition of services.

1.3. "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Account.


1.4. "Collateral" shall have the meaning set forth in Section 4.1 hereof.

1.5. "Eligible Accounts" shall mean Accounts created by us in the ordinary course of business arising out of our sale of goods or rendition of services, which are and at all times shall continue to be acceptable to you in all respects. Standards of eligibility may be fixed and revised from time to time solely by you in your exclusive judgment. In determining eligibility, you may, but need not, rely on agings, reports and schedules of Accounts furnished by us, but reliance by you thereon from time to time shall not be deemed to limit your right to revise standards of eligibility at any time as to both our present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account Debtor on such Account is and at all times continues to be acceptable to you, (b) such Account complies in all respects with the representations, covenants and warranties hereinafter set forth, and (c) no more than 150 days have elapsed since the invoice date of such Account.

1.6. "Events of Default" shall have the meaning set forth in
Section 8.1 hereof.

1.7. "Maximum Credit" shall mean the amount of $ 2,000,000.

1.8. "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

1.9. "Obligations" shall mean any and all loans, indebtedness, liabilities and obligations of any kind owing by us to you, however evidenced, whether as principal, guarantor or otherwise, whether arising under this Agreement, any supplement hereto, or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others (including, without limitation, your participations or interests in our obligations to others) and including, without limitation, your charges, commissions, interest, expenses, costs and attorneys' fees chargeable to us in connection with all of the foregoing.


1.10. "Records" shall have the meaning set forth in Section
4.l(h) hereof.

1.11. "Renewal Date" shall have the meaning set forth in Section
9.1 hereof.


Section 2.  LOANS.

2.1. You shall, in your discretion, make loans to us from time to time, at our request, of up to Eighty percent ( 80 %) of the Net Amount of Eligible Accounts.

              2.2 All loans shall be charged to a loan account in our name on your books. You shall render to us each month a statement of our loan account which shall be considered correct and deemed accepted by, and conclusively binding upon, us as an account stated. Repayments to us shall be credited to our loan account on your books, as received.

2.3. Except in your sole discretion, the outstanding aggregate principal amount of all loans made by you to us hereunder, under any supplement hereto or evidenced by any promissory note, shall not exceed the Maximum Credit at any time. Without limiting your right to demand payment of the Obligations, or any portion thereof, in accordance with any other terms of this Agreement, or any supplement hereto, in the event that the outstanding aggregate principal amount of loans made by you to us exceeds the Maximum Credit or the formula set forth in Section 2.1 hereof, we shall remain liable therefor and the entire amount of such excess(es) shall, at your option, become immediately due and payable, upon your demand.

2.4. At your option, all principal, interest, fees, commissions, costs, expenses or other charges with respect to this Agreement or any supplement hereto (all of which shall be cumulative and not exclusive) and any and all loans and advances made by you to us may be charged directly to any of our accounts maintained with you.

2.5. All loans shall be payable at your office specified above or at such other place as you may hereafter designate from time to time and, at your option and upon your request, we shall execute and deliver to you one or more promissory notes in form and substance satisfactory to you to further evidence such loans.



Section 3.  INTEREST AND FEES.

3.1. Interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month, at a rate equal to your prime loan rate (presently 8-1/2 percent per annum) from time to time in effect, whether or not such rate is the best rate available from you. Any change in such rate of interest shall be effective on the date a change in your prime loan rate occurs, without notice to us. The rate of interest in effect hereunder on the date hereof, expressed in terms of simple interest, is Eight and 1/2 percent ( 8-1/2 percent) per annum.

3.2. On and after the date of any Event of Default or termination or non-renewal hereof, interest on all outstanding unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the pre-default rate set forth above from the date of such Event of Default or termination or non-renewal, and all interest accruing hereunder shall thereafter be payable on demand.

3.3. Interest shall be calculated on the basis of a 360-day year and actual number of days elapsed and shall be included in each monthly statement of our loan account. You shall have the right, at your option, to charge all interest to any of our accounts maintained with you on the first day of each month, and such interest shall be deemed to be paid by the first amounts subsequently credited thereto.

3.4. In no event shall charges constituting interest, payable by us under this Agreement, exceed the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.5. We shall pay to you an annual facility fee in an amount equal to $ 20,000 initially payable simultaneously with the execution hereof and $5,000 quarterly thereafter for the term including all renewal terms after the Initial Term of this Agreement or so long as any of the Obligations are outstanding.


Section 4. SECURITY INTEREST.


4.1. As security for the prompt performance, observance and payment in full of all Obligations, we hereby grant to you a continuing security interest in, a lien upon and a right of setoff against, and we hereby assign, transfer, pledge and set over to you the following (which together with any of our other property in which you may at any time have a security interest or lien, whether pursuant to this Agreement or any supplement hereto, or otherwise, are herein collectively referred to as the "Collateral"): All present and future (a) Accounts; (b) moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, you from or for us, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of our deposits (general or special), balances, sums and credits with you at any time existing; (c) all of our right, title and interest, and all of our rights, remedies, security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts and other Collateral, deposits or other security for the obligation of any Account Debtor, and credit and other insurance; (d) all of our right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Accounts or other Collateral, including without limitation, all returned, reclaimed or repossessed goods; (e) all deposit accounts; (f) all books, records, ledger cards, computer programs, and other property and general intangibles evidencing or relating to the Accounts, and any other Collateral or any Account Debtor, together with the file cabinets or containers in which the foregoing are stored ("Records"); (g) all other general intangibles of every kind and description, including without limitation, trade names and trademarks, and the goodwill of the business symbolized thereby, patents, copyrights, licenses and Federal, State and local tax refund claims of all kinds and (h) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.


4.2. We shall keep and maintain, at our cost and expense, satisfactory and complete books and records of all Accounts, all payments received or credits granted thereon, and all other dealings therewith. At such times as you may request, we shall deliver to you all original documents evidencing the sale and delivery of goods or the performance of services which created any Accounts, including but not limited to all original contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to you of each Account, in form and substance satisfactory to you and duly executed by us, together with such other information as you may request. In no event shall the making or the failure to make or the content of any schedule or assignment or our failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of your security interest in, lien upon and assignment of the Collateral or our representations, warranties or covenants under this Agreement or any supplement hereto.


Section 5. COLLECTION AND ADMINISTRATION.

5.1. Until our authority to do so is curtailed or terminated at any time by you, we shall, at our expense and on your behalf, collect, as your property and in trust for you, all remittances and all amounts unpaid on Accounts, and we shall deposit same in our own account. Upon our default and demand by you we shall on the day received remit all such collections to you in the form received duly endorsed by us for deposit with you, unless you shall direct us otherwise. All amounts collected on Accounts when received by you shall be credited to our loan account immediately.

5.2. You or your representatives shall at all times have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of our Records, to confirm and verify all Accounts, to perform general audits and to do whatever else you deem necessary to protect your interests. You may at any time remove from our premises or require us or any accountants and auditors employed by us to deliver any Records and you may, without cost or expense to you, use such of our personnel, supplies, computer equipment and space at our places of business as may be reasonably necessary for the handling of collections. In connection with your periodic audits of our books and records, we agree to pay you a per diem of $750.- (maximum of $4,500.- per year).


5.3. We shall immediately upon obtaining knowledge thereof report to you all reclaimed, repossessed or returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectibility of Accounts. At your request, any goods reclaimed or repossessed by or returned to us will be set aside, marked with your name and held by us for your account and subject to your security interest. All claims and disputes relating to Accounts are to be promptly adjusted within a reasonable time, at our own cost and expense. You may, at your option, settle, adjust or compromise claims and disputes relating to Accounts which are not adjusted by us within a reasonable time.


Section 6. REPRESENTATIONS, WARRANTIES AND COVENANTS.

We hereby represent, warrant and covenant to you the following
(which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans hereunder by you or under any supplement hereto:

6.1. We are and shall be, with respect to all Collateral now existing or hereafter acquired, the owner of such Collateral free from any lien, security interest, claim or encumbrance of any kind, except in your favor and as set forth on Schedule B, if any and as otherwise consented to in writing by you, and we shall defend the same at our expense against the claims of all persons.

6.2. The only locations of any Collateral are those addresses listed on Schedule C annexed hereto and made a part hereof. Schedule C sets forth the owner and/or operator of the premises at such addresses for all locations which we do not own and operate and all mortgages, if any, with respect to the premises. We shall not remove any Collateral from such locations, without your prior written consent.

6.3. We will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any substantial portion of our property or assets or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into us. We will at all times preserve, renew and keep in full force and effect our existence as a corporation and the rights and franchises with respect thereto and continue to engage in business of the same type as we are engaged as of the date hereof. We shall give you thirty (30) days prior written notice of any proposed change in our corporate name which notice shall set forth the new name.


6.4. Our Records and chief executive office are maintained at the address referred to below. We shall not change such location without your prior written consent and prior to making any such change, we agree to execute any additional financing statements or other documents or notices which you may require.

6.5. We shall maintain our shipping forms, invoices and other related documents in a form satisfactory to you and shall maintain our books, records and accounts in accordance with generally accepted accounting principles consistently applied.
We agree to furnish you monthly with accounts receivable agings, inventory reports (if requested by you), and interim financial statements (including balance sheet, statement of income and surplus account, and cash flow statements), and to furnish you, at any time or from time to time with such other information regarding our business affairs and financial condition as you may reasonably request, including, without limitation, balance sheets, statements of profit and loss, financial statements, cash flow and other projections, earnings forecasts, schedules, agings and reports. We hereby irrevocably authorize and direct all accountants, auditors or other third parties to deliver to you, at our expense, copies of our financial statements, papers related thereto, and other accounting records of any nature in their possession and to disclose to you any information they may have regarding our business affairs and financial conditions. We shall furnish you with audited financial statements on an annual basis certified by independent public accountants selected by us and acceptable to you. All such statements and information shall fairly present our financial condition as of the dates and the results of our operations for the periods, for which the same are furnished. Any documents, schedules, invoices or other papers delivered to you may be destroyed or otherwise disposed of by you one (l) year after the date the same are delivered to you, unless we make written request therefor and pay all expenses attendant to their return, in which event you shall return same when your actual or anticipated need therefor has ceased. We will furnish you monthly, not later than the 15th of the following month an aging of the Accounts Receivable, in such detail as you may require, together with a borrowing certificate in such form and substance as you may require.


6.6. Each Eligible Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of our business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim and will be paid in full at maturity.

6.7. All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and each Account Debtor is solvent and financially able to pay in full the Eligible Account when it matures. None of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

6.8. We shall promptly notify you in writing of the details of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which would result in any material adverse change in our business, properties, assets, goodwill or condition, financial or otherwise.

Section 7. SPECIFIC POWERS.


7.1. We hereby constitute you and any agent or designee of yours, as our attorney-in-fact, at our own cost and expense, to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in your or our name, any and all checks, notes, drafts, remittances and other instruments and documents relating to the Collateral; (b) on or after the occurrence of an Event of Default to receive, open and dispose of all mail addressed to us and to notify postal authorities to change the address for delivery thereof to such address as you may designate; (c) to transmit to Account Debtors notice of your interest therein and to request from such Account Debtors at any time, in your or our name or that of your designee, information concerning the Accounts and the amounts owing thereon; (d) on or after the occurrence of an Event of Default, to notify Account Debtors to make payment directly to you; (e) on or after the occurrence of an Event of Default, to take or bring, in your or our name, all steps, actions, suits or proceedings deemed by you necessary or desirable to effect collection of the Collateral; and (f) to execute in our name and on our behalf any UCC financing statements or amendments thereto. We hereby release you and your officers, employees and designees, from any liability arising from any act or acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact.


Section 8. EVENTS OF DEFAULT AND REMEDIES.


8.1. All Obligations shall be, at your option, immediately due and payable without notice or demand (notwithstanding any deferred or installment payments allowed, if any, by any instrument evidencing or relating to the Obligations) and any provision of this Agreement or any supplement hereto, as to future loans and advances by you shall, at your option, terminate forthwith, upon the termination or non-renewal of this Agreement or upon the occurrence of any one or more of the following ("Events of Default"): (a) if we shall fail to pay to you when due any amounts owing to you under any Obligation, or shall breach any of the terms, covenants, conditions or provisions of this Agreement, any supplement hereto or any other agreement between you and us or between any other third person or entity and us; (b) if any guarantor, endorser or other person liable on the Obligations shall terminate or breach any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such person with, or in favor of, you or any other third person or entity; (c) if any representation, warranty, or statement of fact made to you at any time by us or on our behalf is false or misleading in any material respect; (d) if we, or any guarantor, endorser or other person liable on the Obligations, shall become insolvent, fail to meet our or their debts as they mature, call a meeting of creditors or have a creditors' committee appointed, make an assignment for the benefit of creditors, commence or have commenced against us or them any action or proceeding for relief under any bankruptcy law, or if a judgment is rendered against us or them, or if we or they suspend or discontinue doing business for any reason, or if a receiver, custodian or trustee of any kind is appointed for us or them or any of our or their respective properties; (e) if there shall be a material adverse change in our business, assets or condition (financial or otherwise) from the date hereof; (f) if there is any change in our majority control or ownership; or
(g) if at any time you shall, in your sole discretion, consider the Obligations insecure or any part of the Collateral unsafe, insecure or insufficient and we shall not on your demand furnish other Collateral or make payment on account, satisfactory to you.

8.2. Upon the occurrence of any Event of Default and at any time thereafter, you shall have the right (in addition to any other rights you may have under this Agreement, any supplement hereto or otherwise) without notice to us, at any time and from time to time, in your discretion, with or without judicial process or the aid or assistance or others and without cost to you to appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as you shall in your sole discretion determine; to enforce payment of any Collateral; to settle, compromise or release in whole or in part, any amounts owing on the Collateral; to prosecute any action, suit or proceeding with respect to the Collateral; to extend the time of payment of any and all Collateral; to make allowances and adjustments with respect thereto; to issue credits in your or our name; to sell, assign and deliver the Collateral (or any part thereof) at public or private sale, at broker's board, for cash, upon credit or otherwise, at your sole option and discretion, and you may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived.

8.3 We shall, in the manner requested by you from time to time, direct that all proceeds of Accounts letters of credit, bankers? acceptances and other proceeds of Collateral shall be payable to a lock box or post office box designated by you and under your control and/or deposited into a blocked account under your control and/or deposited into an account maintained in your name and under your control and in connection therewith shall execute such lock box, blocked account or other agreement as you in your sole discretion shall specify.


8.4. We agree that the giving of ten (10) days notice by you, sent by certified mail, postage prepaid, to our address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and we waive any other notice with respect thereto.

8.5. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by you to the payment of the Obligations in such order as you may elect, and we shall remain liable to you for any deficiency. Without limiting the generality of the foregoing, if you enter into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, you shall have the option, at any time, in your sole discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by you of cash or other immediately available funds in connection therewith.

8.6. The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies you may have under the UCC or other applicable law. You shall have the right, in your sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

8.7. No act, failure or delay by you shall constitute a waiver of any of your rights and remedies. No single or partial waiver by you of any provision of this Agreement or any supplement hereto, or breach or default thereunder, or of any right or remedy which you may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

8.8. We waive presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). You may, at all times, proceed directly against us to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect your or our rights in the Collateral.


Section 9. EFFECTIVE DATE; TERMINATION; COSTS.


9.1. This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending one
(1) year from the date hereof (the "Initial Term") and shall automatically renew from year to year thereafter (the ?Renewal Term?), unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement on the last day of the Initial Term at any time and thereafter by giving the other party at least sixty (60) days prior written notice by registered or certified mail, return receipt requested, and, in addition, you shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default. No termination of this Agreement, however, shall relieve or discharge us of our duties, obligations and covenants hereunder until all Obligations have been paid in full, and your continuing security interest in the Collateral shall remain in effect until such Obligations have been fully discharged.

9.2. This Agreement, any supplement hereto, and any agreements, instruments or documents delivered or to be delivered in connection herewith represent our entire agreement and understanding concerning the subject matter hereof and thereof, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers, contracts, whether oral or written.

9.3. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.


9.4. Upon your request we shall pay to you, or reimburse you for, all sums, costs and expenses which you may pay or incur in connection with or related to the negotiation, preparation, consummation, administration and enforcement of this Agreement, any supplement hereto, and all other agreements, instruments and documents in connection herewith and therewith, and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect hereof or thereof, and all efforts made to defend, protect or enforce the security interest granted herein or therein or in enforcing payment of the Obligations, including without limitation, appraisal fees, filing fees and taxes, title insurance premiums, recording taxes, expenses for searches, expenses heretofore incurred by you and from time to time hereafter during the course of periodic field examinations of the Collateral and our operations, wire transfer fees, check dishonor fees, the fees and disbursements of counsel to you, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses and all court costs and collection charges, all of which shall be part of the Obligations and shall accrue interest after demand thereof at a rate equal to the highest rate then payable on any of the Obligations.


Section 10. NOTICES.

10.1. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given or made: if by hand, telex, telegram or facsimile, immediately upon sending; if by Federal Express, Express Mail or any other overnight delivery service, one (l) day after dispatch; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the address (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph) set forth herein.


Section 11. WAIVER OF JURY TRIAL; JURISDICTION; CHOICE OF LAW.

11.1. WE AND YOU EACH HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND SUPPLEMENT HERETO, THE OBLIGATIONS, THE COLLATERAL OR ANY SUCH OTHER TRANSACTION. We hereby waive rights of setoff and rights to interpose counterclaims in the event of any litigation with respect to any matter connected with this Agreement, any supplement hereto, the Obligations, the Collateral or any other transaction between the parties and we hereby irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding of any kind arising out of or relating to this Agreement, any supplement hereto, the Obligations, the Collateral or any such other transaction.


11.2. With respect to any such action, proceeding or claim we consent to accept service of process and any legal summons, complaint or other process to be served upon us and consent that same may be served by mailing a copy by certified and/or regular mail directed to us at our address set forth below. Such mailing shall be deemed personnel service and shall be legal and binding upon us in any such action, proceeding or claim. Within thirty
(30) days after such mailing, we shall appear, answer, or otherwise move in respect of such summons, complaint or other process. If we fail to appear or answer within the thirty (30) day period, we shall be deemed in default and judgment may be entered by you against us for the amount of the claim and other relief requested therein.

11.3. This Agreement and all transactions thereunder shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the laws of that State. If any part or provision of this Agreement is invalid or in contravention of any applicable law or regulation, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement.

                                    Very truly yours,


By:

  Title:

   Address:



Facsimile No.:

Accepted at New York, New York
on                    ,  199

ISRAEL DISCOUNT BANK OF NEW YORK

By:  ___________________________

Title:  ________________________

By:  ___________________________

Title:  ________________________